                                   FORM T-1
                ==============================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              __________________

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                              __________________

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(B)(2)
                              __________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                New York                                   13-3818954
     (Jurisdiction of incorporation                     (I.R.S. employer
      if not a U.S. national bank)                     identification No.)

          114 West 47th Street                             10036-1532
              New York, NY                                 (Zip Code)
         (Address of principal
           executive offices)
                              __________________
                      Resolution Performance Products LLC
              (Exact name of obligor as specified in its charter)

               Delaware                                    76-0607613
    (State or other jurisdiction of                     (I.R.S. employer
     incorporation or organization)                    identification No.)

                               __________________
                            RPP Capital Corporation
              (Exact name of obligor as specified in its charter)

               Delaware                                    76-0660306
    (State or other jurisdiction of                     (I.R.S. employer
     incorporation or organization)                    identification No.)

       1600 Smith Street, Suite 2416                          77002
            Houston, Texas                                 (Zip Code)
                               __________________
                  13 1/2% Senior Subordinated Notes due 2010
                      (Title of the indenture securities)

                                    GENERAL

1.   GENERAL INFORMATION
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
               (Board of Governors of the Federal Reserve System)
          Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Resolution Performance Products LLC and RPP Capital Corporation currently are not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not
     required under General Instruction B.


16.  LIST OF EXHIBITS
     ----------------

     T-1.1   --     Organization Certificate, as amended, issued by the State of
                    New York Banking Department to transact business as a Trust
                    Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-
                    97056).

     T-1.2   --     Included in Exhibit T-1.1.

     T-1.3   --     Included in Exhibit T-1.1.

16.  LIST OF EXHIBITS
     ----------------
     (cont'd)

     T-1.4   --     The By-Laws of United States Trust Company of New York, as
                    amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

     T-1.6   --     The consent of the trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

     T-1.7   --     A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.


NOTE
====

As of March 5, 2001, the trustee had 2,999,029 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 5th day of March 2001.

UNITED STATES TRUST COMPANY
     OF NEW YORK, Trustee

By:  /s/ Cynthia Chaney
     ------------------
     Cynthia Chaney
     Assistant Vice President

                                                                   EXHIBIT T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY  10036


March 10, 2000



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK


     /s/ Gerard F. Ganey
     --------------------------------
By:  Gerard F. Ganey
     Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                              SEPTEMBER 30, 2000
                              ------------------
                               ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                            $  119,590
Short-Term Investments                                                 65,126

Securities, Available for Sale                                        561,915

Loans                                                               2,780,062
Less:  Allowance for Credit Losses                                     17,793
                                                                   ----------
Net Loans                                                           2,762,269
Premises and Equipment                                                 64,452
Other Assets                                                          262,004
                                                                   ----------
     Total Assets                                                  $3,835,356
                                                                   ==========

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                                          $  763,271
     Interest Bearing                                               2,060,401
                                                                   ----------
         Total Deposits                                             2,823,672

Short-Term Credit Facilities                                          516,480
Accounts Payable and Accrued Liabilities                              192,956
                                                                   ----------
     Total Liabilities                                             $3,533,108
                                                                   ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                           14,995
Capital Surplus                                                       126,551
Retained Earnings                                                     162,347
Unrealized Loss on Securities
     Available for Sale (Net of Taxes)                                 (1,645)
                                                                   ----------

Total Stockholder's Equity                                            302,248
                                                                   ----------
    Total Liabilities and
     Stockholder's Equity                                          $3,835,356
                                                                   ==========

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

December 22, 2000

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                              SEPTEMBER 30, 2000
                               ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                        $     119,590
Short-Term Investments                                                65,126

Securities, Available for Sale                                       561,915

Loans                                                              2,780,062
Less:  Allowance for Credit Losses                                    17,793
                                                               -------------
Net Loans                                                          2,762,269
Premises and Equipment                                                64,452
Other Assets                                                         262,004
                                                               -------------
      Total Assets                                             $   3,835,356
                                                               =============
LIABILITIES
-----------
Deposits:
      Non-Interest Bearing                                     $     763,271
      Interest Bearing                                             2,060,401
                                                               -------------
         Total Deposits                                            2,823,672

Short-Term Credit Facilities                                         516,480
Accounts Payable and Accrued Liabilities                             192,956
                                                               -------------
      Total Liabilities                                        $   3,533,108
                                                               =============
STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                          14,995
Capital Surplus                                                      126,551
Retained Earnings                                                    162,347
Unrealized Loss on Securities
     Available for Sale (Net of Taxes)                                (1,645)
                                                               -------------

TOTAL STOCKHOLDER'S EQUITY                                           302,248
                                                               -------------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                      $   3,835,356
                                                               =============

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

December 22, 2000